EXHIBIT 10.1

2ND AMENDMENT TO THE 7% NOTES DUE JUNE 30, 2008

The undersigned Holders of the 7% Notes due June 30, 2008 and related Subscription Agreement and Security Agreement (“Bridge Agreement”) hereby amend the following terms of the Bridge Agreement as set forth below.  Terms contained in the Bridge Agreement and the 1st Amendment to the Bridge Agreement that are not amended by this 2nd Amendment shall remain the same and in full force and effect.

1.

Section 9.1 of the Note entitled Default – Applejack Art Partner, Inc. The first sentence of said section shall be deleted and the following sentence inserted.

If the Company does not complete a merger transaction with a private company approved by the board of directors (“Private Company”), by the Maturity Date whereby the Private Company owns up to 96% of the surviving entity, the Conversion Price shall automatically be reduced to the lower of (i) $0.002 or (ii) the conversion price that would cause the majority holder of the Notes to own upon conversion the number of shares of common stock of the Company determined to be 51% of the outstanding Common Stock on a fully-diluted basis and the remaining holders of the Notes to own a pro rata number of common shares of common stock of the Company (the “Liquidated Damages Shares”).

2.

Section 5.0(a) of the Note entitled Optional Conversion.  The Conversion Price (as defined in the Note) shall be lowered from $.08 to the lower of $.045 per share of common stock or the price per share of common stock (referred to as “X”) derived from the following equation:

X = .95/Y

X is defined as the price per share of common stock

Y is defined as the reverse split ratio declared by the Company’s Board of Directors

3.

Section 2.0 of the Note entitled Maturity. The Maturity Date shall be extended from June 30, 2008 to August 31, 2008.

4.

14(c) Filing.  The Company shall take all steps necessary to finalize and file a 14(c) with the Securities and Exchange Commission upon the receipt of a minimum of $6,000 in new capital.  New capital includes sale of product, equipment or additional bridge capital.

IN WITNESS WHEREOF, this 2nd  Amendment to the 7% Notes due June 30, 2008 has been executed and delivered on the date hereof by the duly authorized representative of the Company and the Holders.

COMPANY:

SILVERGRAPH INTERNATIONAL, INC.

By:	/s/ James R. Simpson
Name:	James R. Simpson
Title:	Chief Executive Officer
Date:	June 30, 2008

HOLDERS:

ANTAEUS CAPITAL PARTNERS, LLC

By:	/s/ Cesar Moya
Name:	Cesar Moya
Title:	Authorized Signatory
Date:	June 30, 2008

THOMAS G. SCHUSTER

By:	/s/ Thomas G. Schuster
Name:	Thomas G. Schuster
Date:	June 30, 2008

ROBERT J. NEBORSKY M.D. INC.

COMBINATION RETIREMENT TRUST

By:	/s/ Robert J. Neborsky
Name:	Robert J. Neborsky
Title:	Authorized Signatory
Date:	June 30, 2008

2